UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2005

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3300, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2005, Endeavour International Corporation ("Endeavour") and Salamander Energy (Thailand) Limited, a company incorporated in England and Wales ("Salamander"), entered into and consummated an Agreement for the Sale and Purchase of a 94.77% interest in PHT Partners, L.P., a Delaware limited partnership ("PHT") (the "Agreement"). Under the terms of the Agreement, Endeavour sold to Salamander the 94.77% partnership interest directly and indirectly owned by Endeavour consisting of a 1% general partner interest of PHT owned by Endeavour’s subsidiary PHT Holding GP, LLC and a 93.77% limited partner interest of PHT held directly by Endeavour for an aggregate cash consideration of $19.5 million.

The assets of PHT consist of a 21.08% interest in APICO, LLC, a Delaware limited liability company ("APICO"), which in turn owns a 35% interest in licenses in the Phu Horm Gas Field Project located in the Kingdom of Thailand. APICO also has a 100% interest in two exploration blocks in Thailand, covering an area of approximately 7,500 square kilometers.

A copy of the Agreement is filed herewith as Exhibit 2.1. The above summary of the Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure under Item 1.01 of this report is incorporated herein by reference.

Item 8.01. Other Events.

On April 25, 2005, in addition to the Agreement regarding the sale of its PHT interests, Endeavour announced that it had entered into an agreement with Applied Drilling Technology International (ADTI) whereby Endeavour secured the use of the Arctic II semi-submersible rig owned by a GlobalSantaFe affiliated company, the ultimate parent company to ADTI, to be used to drill on a turnkey basis two exploratory wells in the United Kingdom sector of the North Sea in 2005. The specific well locations and timing of drilling operations will be announced at a later date.

A copy of Endeavour’s press release dated April 25, 2005 regarding the sale of its PHT interest and the entering into the ADTI agreement is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
Exhibit No. - Description of Exhibit
2.1 - Agreement for the Sale and Purchase of 94.77% Interest in PHT Partners, L.P. dated April 22, 2005.*
99.1 - Press Release dated April 25, 2005.

* Certain schedules and similar attachments to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

April 27, 2005	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement for the Sale and Purchase of 94.77% Interest in PHT Partners, L.P. dated April 22, 2005.
99.1	Press Release dated April 25, 2005.